Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS Q4 RESULTS

COMPANY PROVIDES INITIAL GUIDANCE FOR FISCAL 2020

ROLLOUT OF STRATEGIC TRANSFORMATION UNDERWAY

Columbus, Ohio - February 27, 2020 - Big Lots, Inc. (NYSE: BIG) today reported net income of $93.8 million, or $2.39 per diluted share, for the fourth quarter of fiscal 2019 ended February 1, 2020. This result compares to the company’s previously communicated guidance of net income of $2.40 to $2.55 per diluted share. Net income for the fourth quarter of fiscal 2018 was $108.0 million, or $2.68 per diluted share.

Net sales for the fourth quarter of fiscal 2019 totaled $1,607 million compared to $1,599 million for the same period last year, with the increase resulting from sales growth in high volume new and relocated non-comp stores, and a slightly higher store count year-over-year, partially offset by a comparable sales decline. Comparable sales decreased 0.9% for the fourth quarter of fiscal 2019, compared to guidance of slightly positive.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “Our fourth quarter was a hard-fought one in which our sales came in below expectations and increased promotions drove our gross margin rate lower. However, these impacts were significantly offset by continued strong expense management and a favorable tax rate. On a full year basis, we delivered a positive comp and overall sales growth, and ended the year with significantly reduced debt levels and well-controlled inventories. In addition, we positioned the company for future growth by enhancing our digital capabilities with BOPIS, successfully launching the Broyhill brand, expanding the footprint of our fleet with new, high volume stores, and investing in marketing to drive traffic and build brand awareness.”

Mr. Thorn continued, “Looking forward, we remain confident that our Operation North Star strategies will deliver improved performance and enable us to competitively position our business for long-term success. As we execute key initiatives this year, we are evolving our approach, focusing on investing in areas that will drive the highest returns for our shareholders. Based on some recent softness in sales trends, we are slowing our Store of the Future rollout and assessing our capital allocation strategy with a focus on markets where we expect the strongest returns, while adding newer, higher-return growth initiatives.”

“We expect a challenging first quarter of 2020, due in part to upfront investments in our higher-return growth initiatives, combined with a slow start to the quarter and the sales impact of supply chain disruption related to the coronavirus. Notwithstanding these near-term uncertainties, we are working hard to deliver sustainable improvements in the company’s performance, and we expect the results of these initiatives to become more evident as the year progresses. Importantly, we remain committed to a highly disciplined, growth-focused capital allocation approach, while continuing to strategically take cost out of the business.”

Investor Relations Department
4900 E Dublin-Granville Road
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

	Earnings per share

	Q4 2019	Q4 2018	FY 2019	FY 2018

Earnings per diluted share	$2.39	$2.68	$6.16	$3.83

Gain on the sale of the California distribution center (1)	—	—	($3.47)	—

Impact of the costs associated with the implementation of the strategic transformation (1)	—	—	$0.83	—

Impact of legal settlement loss contingencies (1)	—	—	$0.14	—

Impact of CEO retirement (1)	—	—	—	$0.15

Impact of settlement of shareholder litigation matters (1)	—	—	—	$0.06

Earnings per diluted share - adjusted basis	$2.39	$2.68	$3.67	$4.04

(1) Non-GAAP detailed reconciliation provided in our statements below.

FISCAL 2019

For fiscal 2019, net income totaled $242.5 million, or $6.16 per diluted share. Excluding non-recurring items detailed in this release, adjusted net income for the full year period ended February 1, 2020, totaled $144.4 million, or $3.67 per diluted share (non-GAAP), compared to adjusted net income of $165.6 million, or $4.04 per diluted share (non-GAAP), for fiscal 2018.

Net sales for fiscal 2019 totaled $5,323 million, a 1.6% increase compared to $5,238 million last year, with the increase resulting from sales growth in high volume new and relocated non-comp stores, a comparable sales increase of 0.3%, and a slightly higher store count year-over-year.

Inventory and Cash Management

Inventory ended fiscal 2019 at $921 million, a 5% decline compared to $970 million at the end of fiscal 2018, with the decrease in most merchandise categories as inventory levels were elevated at the end of fiscal 2018 as a result of tariff mitigation activities.

The company ended fiscal 2019 with $53 million of Cash and Cash Equivalents and $279 million of long-term debt compared to $46 million of Cash and Cash Equivalents and $374 million of long-term debt as of the end of fiscal 2018. The reduction in long-term debt was a result of the company using net after-tax proceeds of approximately $90 million from the sale of its California distribution center to pay down a portion of the outstanding balance on its unsecured line of credit.

For fiscal 2019, approximately $98 million was returned to shareholders in the form of share repurchases and dividend payments.

Dividend

As announced in a separate press release today, on February 26, 2020, the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $12 million will be payable on April 3, 2020, to shareholders of record as of the close of business on March 20, 2020.

Investor Relations Department
4900 E Dublin-Granville Road
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

FISCAL 2020 GUIDANCE

The company’s guidance incorporates the anticipated first quarter sales impact of disruption to the supply chain caused by the coronavirus. Due to a lack of visibility at this point, impact of the coronavirus beyond the first quarter is not reflected in guidance.

The company estimates fiscal 2020 net income will be in the range of $3.20 to $3.40 per diluted share, compared to adjusted net income of $3.67 per diluted share (non-GAAP) for fiscal 2019. This guidance is based on comparable sales in the range of flat to a low single digit increase with comparable sales accelerating in the second half of the year as the growth initiatives are rolled out. The company estimates capital expenditures of approximately $160 to $170 million.

Q1 Fiscal 2020 Guidance

For the first quarter of fiscal 2020, the company expects net income in the range of $0.30 to $0.45 per diluted share, compared to adjusted net income of $0.92 per diluted share (non-GAAP) in the first quarter of fiscal 2019. This guidance assumes a decrease in comparable sales in the low to mid-single digit range, which includes the estimated impact of supply chain disruption due to the coronavirus.

	Q1		Full Year

	2020 Guidance	2019 (1)	2020 Guidance	2019 (1)

Earnings per diluted share - adjusted basis	$0.30 - $0.45	$0.92	$3.20 - $3.40	$3.67

(1) Non-GAAP detailed reconciliation provided below.

Investor Relations Department
4900 E Dublin-Granville Road
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast
The company will host a conference call today at 4:15 p.m. to discuss the financial results for the fourth quarter of fiscal 2019 and provide commentary on the outlook for fiscal 2020. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website after 7:30 p.m. today and will remain available through midnight on Thursday, March 12, 2020. A replay of this call will also be available beginning today at 7:30 p.m. through March 12 by dialing 1.877.660.6853 (Toll Free) or 1.201.612.7415 (Toll) and entering Replay Conference ID 13698571. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a discount retailer operating 1,402 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. The company’s mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through surprise and delight, being a “best places to work” culture for associates, rewarding shareholders with consistent growth and top tier returns, and doing good in communities as the company does well. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Relations Department
4900 E Dublin-Granville Road
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	FEBRUARY 1	FEBRUARY 2
	2020	2019
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$52,721	$46,034
Inventories	921,266	969,561
Other current assets	89,962	112,408
Total current assets	1,063,949	1,128,003

Operating lease right-of-use assets	1,202,252	0

Property and equipment - net	849,147	822,338

Deferred income taxes	4,762	8,633
Other assets	69,171	64,373
	$3,189,281	$2,023,347

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$378,241	$396,903
Current operating lease liabilities	212,144	0
Property, payroll and other taxes	82,109	75,317
Accrued operating expenses	118,973	99,422
Insurance reserves	36,131	38,883
Accrued salaries and wages	39,292	26,798
Income taxes payable	3,930	1,237
Total current liabilities	870,820	638,560

Long-term debt	279,464	374,100

Noncurrent operating lease liabilities	1,035,377	0
Deferred income taxes	48,610	0
Deferred rent	0	60,700
Insurance reserves	57,567	54,507
Unrecognized tax benefits	10,722	14,189
Synthetic lease obligation	0	144,477
Other liabilities	41,257	43,773

Shareholders' equity	845,464	693,041
	$3,189,281	$2,023,347

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	FEBRUARY 1, 2020		FEBRUARY 2, 2019
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,606,982	100.0	$1,598,551	100.0
Gross margin	634,019	39.5	659,344	41.2
Selling and administrative expenses	471,064	29.3	476,893	29.8
Depreciation expense	37,409	2.3	34,034	2.1
Operating profit	125,546	7.8	148,417	9.3
Interest expense	(3,170)	(0.2)	(3,217)	(0.2)
Other income (expense)	(250)	(0.0)	(1,274)	(0.1)
Income before income taxes	122,126	7.6	143,926	9.0
Income tax expense	28,362	1.8	35,879	2.2
Net income	$93,764	5.8	$108,047	6.8

Earnings per common share
Basic	$2.40		$2.70
Diluted	$2.39		$2.68

Weighted average common shares outstanding
Basic	39,037		40,043
Dilutive effect of share-based awards	165		318
Diluted	39,202		40,361

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		52 WEEKS ENDED
	FEBRUARY 1, 2020		FEBRUARY 2, 2019
		%		%
	(Unaudited)		(Unaudited)

Net sales	$5,323,180	100.0	$5,238,105	100.0
Gross margin	2,114,682	39.7	2,121,895	40.5
Selling and administrative expenses	1,823,409	34.3	1,778,416	34.0
Depreciation expense	134,981	2.5	124,970	2.4
Gain on sale of distribution center	(178,534)	(3.4)	0	0.0
Operating profit	334,826	6.3	218,509	4.2
Interest expense	(16,827)	(0.3)	(10,338)	(0.2)
Other income (expense)	(451)	(0.0)	(558)	(0.0)
Income before income taxes	317,548	6.0	207,613	4.0
Income tax expense	75,084	1.4	50,719	1.0
Net income	$242,464	4.6	$156,894	3.0

Earnings per common share
Basic	$6.18		$3.84
Diluted	$6.16		$3.83

Weighted average common shares outstanding
Basic	39,244		40,809
Dilutive effect of share-based awards	107		153
Diluted	39,351		40,962

Cash dividends declared per common share	$1.20		$1.20

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	FEBRUARY 1, 2020	FEBRUARY 2, 2019
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$258,422	$193,640

Net cash used in investing activities	(33,249)	(95,440)

Net cash used in financing activities	(234,246)	(114,104)

Decrease in cash and cash equivalents	(9,073)	(15,904)
Cash and cash equivalents:
Beginning of period	61,794	61,938
End of period	$52,721	$46,034

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	52 WEEKS ENDED	52 WEEKS ENDED
	FEBRUARY 1, 2020	FEBRUARY 2, 2019
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$338,970	$234,060

Net cash used in investing activities	(74,480)	(376,473)

Net cash (used in) provided by financing activities	(257,803)	137,271

Increase (decrease) in cash and cash equivalents	6,687	(5,142)
Cash and cash equivalents:
Beginning of period	46,034	51,176
End of period	$52,721	$46,034

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: gross margin, gross margin rate, selling and administrative expenses, selling and administrative expense rate, gain on sale of distribution center, gain on sale of distribution center rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the full year 2019, the full year 2018, and the first quarter of 2019 (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit , adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Full Year 2019 - Fifty-two weeks ended February 1, 2020

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	Adjustment to exclude gain on sale of distribution center	As Adjusted (non-GAAP)
Gross margin	$2,114,682	$6,050	$—	$—	$—	$2,120,732
Gross margin rate	39.7%	0.1%	—	—	—	39.8%
Selling and administrative expenses	1,823,409	—	(38,338)	(7,250)	—	1,777,821
Selling and administrative expense rate	34.3%	—	(0.7%)	(0.1%)	—	33.4%
Gain on sale of distribution center	(178,534)	—	—	—	178,534	—
Gain on sale of distribution center rate	(3.4%)	—	—	—	3.4%	—
Operating profit	334,826	6,050	38,338	7,250	(178,534)	207,930
Operating profit rate	6.3%	0.1%	0.7%	0.1%	(3.4%)	3.9%
Income tax expense	75,084	1,553	9,836	1,696	(41,930)	46,239
Effective income tax rate	23.6%	0.0%	0.1%	(0.0%)	0.6%	24.3%
Net income	242,464	4,497	28,502	5,554	(136,604)	144,413
Diluted earnings per share	$6.16	$0.11	$0.72	$0.14	$(3.47)	$3.67

The above adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $38,338 ($28,502, net of tax); (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax); and (4) a gain resulting from the sale of our Rancho Cucamonga, California distribution center of $178,534 ($136,604, net of tax).

Full Year 2018 - Fifty-two weeks ended February 2, 2019

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,778,416	$(7,018)	$(3,500)	$1,767,898
Selling and administrative expense rate	34.0%	(0.1%)	(0.1%)	33.8%
Operating profit	218,509	7,018	3,500	229,027
Operating profit rate	4.2%	0.1%	0.1%	4.4%
Income tax expense	50,719	895	879	52,493
Effective income tax rate	24.4%	(0.4%)	(0.0%)	24.1%
Net income	156,894	6,123	2,621	165,638
Diluted earnings per share	$3.83	$0.15	$0.06	$4.04

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

First quarter of 2019 - Thirteen weeks ended May 4, 2019

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	As Adjusted (non-GAAP)
Gross margin	$519,047	$6,050	$—	$—	$525,097
Gross margin rate	40.1%	0.5%	—	—	40.5%
Selling and administrative expenses	460,605	—	(15,333)	(7,250)	438,022
Selling and administrative expense rate	35.5%	—	(1.2)%	(0.6)%	33.8%
Operating profit	25,645	6,050	15,333	7,250	54,278
Operating profit rate	2.0%	0.5%	1.2%	0.6%	4.2%
Income tax expense	7,282	1,553	3,935	1,696	14,466
Effective income tax rate	31.9%	(0.8%)	(1.6%)	(1.4%)	28.1%
Net income	15,540	4,497	11,398	5,554	36,989
Diluted earnings per share	$0.39	$0.11	$0.28	$0.14	$0.92

The above adjusted gross margin, adjusted gross margin rate, selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $15,333 ($11,398, net of tax); and (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.